Exhibit 23.3

Consent of Independent Auditor

Golden Prague Federal Savings and Loan Association

Baltimore, Maryland

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Bradford Bancorp, Inc. of our report dated April 27, 2007, relating to the consolidated financial statements of Golden Prague Federal Savings and Loan Association as of January 31, 2007 and for the year then ended (not included herein).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Beard Miller Company LLP

Baltimore, Maryland

September 18, 2008